Exhibit 99.1

International Headquaters
4787 Levy Street
Montreal, Quebec, H4R 2P9
Phone: 517,744.6792
Fax: 514,744.6272

Contact Information:

Laurie W. Little

949-461-6002

laurie.little@valeant.com

VALEANT PHARMACEUTICALS REPORTS

2012 SECOND QUARTER FINANCIAL RESULTS

•	2012 Second Quarter Total Revenue $820 million, including $45 million related to Potiga™ launch milestone

•	Organic growth (same store sales) was approximately 6%

•	Pro forma organic growth was approximately 10%

•	2012 Second Quarter GAAP EPS Loss of $0.07; Cash EPS $1.01

•	Excluding impact from Potiga milestone, Cash EPS was $0.87

•	2012 Second Quarter GAAP Cash Flow from Operations was $255 million; Adjusted Cash Flow from Operations was $307 million

•	2012 Guidance increased to $4.55 - $4.75 Cash EPS

•	$4.18 - $4.38 excluding one-time items

Montreal, Quebec — August 2, 2012 — Valeant Pharmaceuticals International, Inc. (NYSE: VRX) (TSX: VRX) announces second quarter financial results for 2012.

“The second quarter continued our track record of delivering solid results,” said J. Michael Pearson, chairman and chief executive officer. “With our diversified operations, we were able to mitigate headwinds caused by foreign exchange and the continued genericization impact of Cardizem® CD and Ultram® ER, and still report solid top and bottom line results. We are also pleased with our significant increase in cash flow from operations, both from a GAAP and non-GAAP basis. We look forward to a strong second half of the year.”

Business Performance

Valeant’s business continued to perform well in the second quarter of 2012 and - with the exception of the U.S. Neurology and Other segment - each business delivered positive revenue growth, both in terms of total revenue and organic growth. Total revenue was $820.1 million in the second quarter of 2012, as compared to $609.4 million in the second quarter of 2011, an increase of 35%. Product sales were $748.7 million in the second quarter of 2012, as compared to $530.0 million in the year-ago quarter, an increase of 41%.

Overall, Valeant’s business continued to deliver strong organic growth. Same store organic growth was approximately 6% and pro forma organic growth was approximately 10% for the second quarter of 2012. (See Table 5) Particularly positive was Valeant’s U.S. Dermatology business, which continued its exceptional growth performance in the second quarter. Key contributors to organic growth included Zovirax®, Acanya®, Atralin® and CeraVe®.

We are also pleased with our Emerging Markets segment, which delivered double digit organic growth. We continue to see strong performance in Poland against a tough market environment and exceptional growth from our Russian/CIS operations as we gained critical mass in this market. We remain excited about our new operations in South East Asia/South Africa, where our business demonstrated outstanding growth.

The Canadian and Australian segment delivered slower organic growth this quarter due to the genericization of Cesamet® that occurred in March 2012 and wholesaler buying patterns in Australia.

Finally, the U.S. Neurology and Other portfolio continued to decline. Wellbutrin XL®, Diastat®, Ultram® ER and Cardizem® CD all declined as expected, with generic competitors for certain strengths for the latter two products being introduced in September 2011 and November 2011, respectively. Excluding these products, the remaining U.S. Neurology and Other segment increased 3%, as compared to the second quarter of 2011.

Included in total revenue for the second quarter of 2012 was $45.0 million of alliance and royalty revenue related to the milestone payment for the U.S. launch of ezogabine (Potiga™) from GlaxoSmithKline (GSK), while the second quarter of 2011 included $40.0 million of alliance and royalty revenue related to the milestone payment from GSK for the European launch of retigabine (Trobalt™).

Financial Performance

The Company reported a net loss of $21.6 million for the second quarter of 2012, or $0.07 per diluted share. On a Cash EPS basis, adjusted income was $314.5 million, or $1.01 per diluted share. Excluding the Potiga milestone, adjusted income was $269.5 million, or $0.87 per diluted share.

GAAP cash flow from operations was $254.6 million in the second quarter of 2012, and adjusted cash flow from operations was $307.5 million in the second quarter of 2012. Both figures include the milestone payment of $45.0 million.

The Company’s cost of goods sold (COGS) was $197.3 million in the second quarter of 2012. After backing out a fair value adjustment to inventory, amortization expense and other items related to acquisitions of approximately $14.0 million, COGS represented 24% of product sales.

Selling, General and Administrative expenses were $185.4 million in the second quarter of 2012, which includes a $5.1 million step-up in stock based compensation expenses related to the acquisition of Legacy Valeant. Excluding the step-up in stock based compensation, SG&A was approximately 22% of revenue. Research and Development expenses were $17.7 million in the second quarter of 2011, or approximately 2% of revenue.

2012 Guidance

The Company is updating its previous Cash EPS guidance and is increasing Cash EPS to $4.55 to $4.75 (or $4.18 to $4.38 excluding one-time items) in 2012, up from prior guidance of $4.45 to $4.70, and maintaining prior guidance of total revenue in the range of $3.4 to $3.6 billion and adjusted cash flow from operations of greater than $1.4 billion.

Conference Call and Webcast Information

The Company will host a conference call and a live Internet webcast along with a slide presentation today at 8:00 a.m. ET (5:00 a.m. PT), August 2, 2012 to discuss its second quarter financial results for 2012. The dial-in number to participate on this call is (877) 876-8393, confirmation code 10552994. International callers should dial (973) 200-3961, confirmation code 10552994. A replay will be available approximately two hours following the conclusion of the conference call through August 8, 2012 and can be accessed by dialing (855) 859-2056, or (404) 537-3406, confirmation code 10552994. The live webcast of the conference call may be accessed through the investor relations section of the Company’s corporate website at www.valeant.com.

About Valeant

Valeant Pharmaceuticals International, Inc. (NYSE/TSX:VRX) is a multinational specialty pharmaceutical company that develops, manufactures and markets a broad range of pharmaceutical products primarily in the areas of dermatology, neurology and branded generics. More information about Valeant can be found at www.valeant.com.

Forward-looking Statements

This press release may contain forward-looking statements, including, but not limited to, statements regarding future results and performance, financial guidance, expected revenue and adjusted cash flow from operations and anticipated Cash EPS for 2012. Forward-looking statements may generally be identified by the use of the words “anticipates,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “will,” “believes,” “estimates,” “potential,” “target”, or “continue” and variations or similar expressions. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties discussed in the Company’s most recent annual or quarterly report and detailed from time to time in Valeant’s other filings with the Securities and Exchange Commission (“SEC”) and the Canadian Securities Administrators (“CSA”), which factors are incorporated herein by reference. Readers are cautioned not to place undue reliance on any of these forward-looking statements. These forward-looking statements speak only as of the date hereof. Valeant undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect actual outcomes.

Note on Guidance

The guidance contained in this press release is only effective as of the date given, August 2, 2012, and will not be updated or confirmed until the Company publicly announces updated or affirmed guidance.

Non-GAAP Information

To supplement the financial measures prepared in accordance with generally accepted accounting principles (GAAP), the company uses non-GAAP financial measures that exclude certain items, such as amortization of inventory step-up, amortization of alliance product assets & pp&e step up, stock-based compensation step-up, contingent consideration fair value adjustments, restructuring, acquisition-related and other costs, acquired in-process research and development (“IPR&D”), legal settlements outside the ordinary course of business, the impact of currency fluctuations, amortization and other non-cash charges, amortization of deferred financing costs, debt discounts and ASC 470-20 (FSP APB 14-1) interest, loss on extinguishment of debt, (gain) loss on assets held for sale/impairment, net, (gain) loss on investments, net, and adjusts tax expense to cash taxes. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. By disclosing non-GAAP financial measures, management intends to provide investors with a meaningful, consistent comparison of the company’s core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP. Therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Financial Tables follow.

###

Valeant Pharmaceuticals International, Inc.

Condensed Consolidated Statement of Income

For the Three and Six Months Ended June 30, 2012 and 2011

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands, except per share data)	2012	2011	2012	2011

Product sales	$748,742	$530,035	$1,506,334	$1,030,456
Alliance and royalty	56,869	65,988	136,100	124,402
Service and other (a)	14,479	13,364	33,759	19,555

Total revenues	820,090	609,387	1,676,193	1,174,413

Cost of goods sold (exclusive of amortization of intangible assets shown separately below)	197,284	169,912	426,725	339,199
Cost of services	12,483	3,395	26,058	6,605
Cost of alliances	—	—	68,820	30,735
Selling, general and administrative (“SG&A”)	185,440	149,657	362,726	289,163
Research and development	17,711	17,764	39,717	31,434
Contingent consideration fair value adjustments	7,729	1,752	17,568	2,138
Acquired in-process research and development	4,568	2,000	4,568	4,000
Legal settlements	53,624	2,000	56,779	2,400
Restructuring, acquisition-related and other costs	43,871	29,495	113,713	48,541
Amortization of intangible assets	210,570	114,946	411,213	226,989

	733,280	490,921	1,527,887	981,204

Operating income	86,810	118,466	148,306	193,209

Interest expense, net	(99,594)	(81,987)	(200,496)	(149,935)
Loss on extinguishment of debt	—	(14,748)	(133)	(23,010)
Gain (loss) on investments, net	(35)	21,158	2,024	22,927
Other income (expense), net including translation and exchange	(4,238)	847	20,061	3,654

Income (loss) before (recovery) provision for income taxes	(17,057)	43,736	(30,238)	46,845

(Recovery of) provision for income taxes	4,550	(12,624)	4,290	(15,997)

Net income (loss)	$(21,607)	$56,360	$(34,528)	$62,842

Earnings per share:

Basic:
Net income (loss)	$(0.07)	$0.19	$(0.11)	$0.21

Shares used in per share computation	304,816	303,426	306,296	303,587

Diluted:
Net income (loss)	$(0.07)	$0.17	$(0.11)	$0.19

Shares used in per share computation	304,816	331,369	306,296	332,130

(a)	Service and Other revenue includes contract manufacturing revenue of $9.0 million and $19.8 million for the three and six months ended June 30, 2012, respectively. For the three months ended March 31, 2012, Service and Other revenue was restated by $10.8 million of contract manufacturing revenue previously reported in product sales.

Valeant Pharmaceuticals International, Inc.

Reconciliation of GAAP EPS to Cash EPS

For the Three and Six Months Ended June 30, 2012 and 2011

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except per share data)	2012	2011	2012	2011

Net income (loss)	$(21,607)	$56,360	$(34,528)	$62,842

Non-GAAP adjustments (a):
Inventory step-up (b)	10,361	16,262	43,392	46,171
Alliance product assets & pp&e step-up/down (c)	313	275	51,034	19,340
Stock-based compensation step-up (d)	5,135	16,070	15,563	39,407
Contingent consideration fair value adjustment (e)	7,729	1,752	17,568	2,138
Acquired in-process research and development (IPR&D) (f)	4,568	2,000	4,568	4,000
Legal settlements (g)	53,624	2,000	56,779	2,400
Restructuring, acquisition-related and other costs (h)	43,871	29,495	113,713	48,541
Amortization and other non-gaap charges (i)	215,791	117,239	420,994	231,576

	341,392	185,093	723,611	393,573
Amortization of deferred financing costs, debt discounts and ASC 470-20 (FSP APB 14-1) interest (j)	(395)	2,752	5,355	6,348
Loss on extinguishment of debt	—	14,748	133	23,010
(Gain) loss on assets held for sale/impairment, net (k)	1,002	—	1,002	—
(Gain) loss on investments, net	—	—	—	(1,769)
Tax (l)	(5,850)	(18,724)	(20,709)	(38,497)

Total adjustments	336,149	183,869	709,392	382,665
Adjusted income	$314,542	$240,229	$674,864	$445,507

GAAP earnings per share - diluted	$(0.07)	$0.17	$(0.11)	$0.19

Cash earnings per share - diluted	$1.01	$0.73	$2.15	$1.34

Cash earnings per share excluding one-time items - diluted	$0.87	$0.54	$1.78	$1.10

Shares used in diluted per share calculation - Cash earnings per share	312,631	331,369	314,514	332,130

(a)	See footnote (a) to Table 2a.

(b)	See footnote (b) to Table 2a and Table 2b.

(c)	See footnote (c) to Table 2a and footnotes (c) (e) to Table 2b.

(d)	See footnote (e) to Table 2a and footnote (f) to Table 2b.

(e)	See footnote (g) to Table 2a and footnote (h) to Table 2b.

(f)	See footnote (h) to Table 2a and footnote (i) to Table 2b.

(g)	See footnote (i) to Table 2a and footnote (j) to Table 2b.

(h)	See footnotes (j) (k) to Table 2a and footnotes (k) (l) to Table 2b.

(i)	See footnote (d) to Table 2a and Table 2b.

(j)	See footnote (l) to Table 2a and footnote (m) to Table 2b.

(k)	See footnote (f) to Table 2a and footnote (g) Table 2b.

(l)	See footnote (m) to Table 2a and footnote (n) Table 2b.

Valeant Pharmaceuticals International, Inc.

Reconciliation of GAAP EPS to Cash EPS

For the Three Months Ended June 30, 2012 and 2011

	Non-GAAP Adjustments(a) for
	Three Months Ended
	June 30,
(In thousands, except per share data)	2012		2011

Product sales	$—		$—
Alliance and royalty	—		268
Service and other	—		—

Total revenues	—		268

Cost of goods sold (exclusive of amortization of intangible assets shown separately below)	(13,984	)(b)(c)(d)	(18,535	)(b)(c)
Cost of services	—		—
Cost of alliances	—		—
Selling, general and administrative (“SG&A”)	(8,048	)(c)(e)(f)	(16,097	)(c)(e)
Research and development	—		—
Contingent consideration fair value adjustments	(7,729	)(g)	(1,752	)(g)
Acquired in-process research and development	(4,568	)(h)	(2,000	)(h)
Legal settlements	(53,624	)(i)	(2,000)
Restructuring, acquisition-related and other costs	(43,871	)(j)	(29,495	)(k)
Amortization of intangible assets	(210,570)		(114,946)

	(342,394)		(184,825)

Operating income	342,394		185,093

Interest expense, net	(395	)(l)	2,752	(l)
(Gain) loss on extinguishment of debt	—		14,748
Gain (loss) on investments, net	—		—
Other income (expense), net including translation and exchange	—		—

Income before (recovery of) provision for income taxes	341,999		202,593

Provision for income taxes	5,850	(m)	18,724	(m)

Total Adjustments to Net income	$336,149		$183,869

Earnings per share:

Diluted:
Net income	$1.08		$0.56

Shares used in per share computation	312,631		331,369

(a)	To supplement the financial measures prepared in accordance with generally accepted accounting principles (GAAP), the company uses non-GAAP financial measures that exclude certain items, such as amortization of inventory step-up, amortization of alliance product assets & pp&e step up, stock-based compensation step-up, contingent consideration fair value adjustments, restructuring, acquisition-related and other costs, acquired in-process research and development (“IPR&D”), legal settlements outside the ordinary course of business, the impact of currency fluctuations, amortization and other non-cash charges, amortization of deferred financing costs, debt discounts and ASC 470-20 (FSP APB 14-1) interest, loss on extinguishment of debt, (gain) loss on assets held for sale/impairment, net, (gain) loss on investments, net, and adjusts tax expense to cash taxes.

Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. By disclosing non-GAAP financial measures, management intends to provide investors with a meaningful, consistent comparison of the company’s core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP. Therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

(b)	ASC 805, accounting for business combinations requires an inventory fair value step-up whose total impact for the three months ended June 30, 2012 is $10.4 million primarily relating to the acquisitions of iNova on December 21, 2011 and Afexa on October 17, 2011. For the three months ended June 30, 2011 the impact of inventory fair value step-up is $16.3 million primarily relating to the acquisition of PharmaSwiss SA on March 10, 2011.

(c)	PP&E step-up/down represents the step-up/down to fair market value from Legacy Valeant’s original cost resulting from the merger of Legacy Valeant into Legacy Biovail and subsequent acquisitions.

(d)	Costs associated with Tech transfers of $3.0 million.

(e)	For the three months ended June 30, 2012 SG&A primarily includes $7.2 million of Stock-based compensation which reflects the amortization of the fair value step-up increment resulting from the Legacy Valeant into Legacy Biovail merger and expense associated with certain award modifications. For the three months ended June 30, 2011 SG&A primarily includes $16.1 million of Stock-based compensation which reflects the amortization of the fair value step-up increment resulting from the Legacy Valeant into Legacy Biovail merger

(f)	SG&A includes loss on assets held for sale/impairment.

(g)	Net expenses from the changes in fair value of contingent consideration for the three months ended June 30, 2012 and 2011 of $7.7 million and $1.8 million, respectively.

(h)	Total Acquired IPR&D for the three months ended June 30, 2012 of $4.6 million primarily relates to the termination of an IPR&D program acquired from Ortho Dermatologics and for the three months ended June 30, 2011 of $2.0 million relates to the acquisition of the Canadian rights to Cholestagel ®.

(i)	For the three months ended June 30, 2012 Legal settlement costs of $53.6 million primarily relate to the litigation settlement and associated legal fees with respect to a class action antitrust complaint regarding Wellbutrin XL ®.

(j)	Restructuring, acquisition-related and other costs of $43.9 million represent costs related to the acquisitions of PharmaSwiss SA, Sanitas, Afexa, Ortho Dermatologics, Dermik, iNova, Probiotica, Eyetech, OraPharma, University Medical, Gerot Lannach and Pedinol. These include $13.9 million related to acquisition costs, $12.2 million related to employee severance costs, $8.4 million related to integration related consulting, duplicative labor, transition services, and other, $5.1 million related to facility closure costs, $2.0 million related to other, and $2.3 million related to non-personnel manufacturing integration costs.

(k)	Restructuring, acquisition-related and other costs of $29.5 million represent costs related to the merger of Legacy Valeant into Legacy Biovail and include $13.0 million related to facility closure costs, $6.9 million related to contract cancellation fees, consulting, legal and other costs, $4.4 million related to severance, $3.3 million related to manufacturing integration, and $1.9 million related to acquisition costs.

(l)	For the three months ended June 30, 2012 non cash interest expense associated with amortization of deferred financing costs, debt discounts and ASC 470-20 (FSP APB 14-1) interest is offset by an adjustment to deferred financing costs. For the three months ended June 30, 2011 non cash interest expense totaling $2.8 million associated with amortization of deferred financing costs, debt discounts and ASC 470-20 (FSP APB 14-1) interest.

(m)	Total tax effect of non-GAAP pre-tax adjustments, resolution of uncertain tax positions and change in valuation allowance associated with deferred tax asset.

Valeant Pharmaceuticals International, Inc.

Reconciliation of GAAP EPS to Cash EPS

For the Six Months Ended June 30, 2012 and 2011

	Six Months Ended
	June 30,
(In thousands, except per share data)	2012		2011

Product sales	$—		$—
Alliance and royalty	—		536
Service and other	—		—

Total revenues	—		536

Cost of goods sold (exclusive of amortization of intangible assets shown separately below)	(50,405	)(b)(c)(d)	(50,861	)(b)(c)
Cost of services	—		—
Cost of alliances	(50,958	)(e)	(18,835	)(e)
Selling, general and administrative (“SG&A”)	(19,409	)(c)(f)(g)	(39,273	)(c)(f)
Research and development	—		—
Contingent consideration fair value adjustments	(17,568	)(h)	(2,138	)(h)
Acquired in-process research and development	(4,568	)(i)	(4,000	)(i)
Legal settlements	(56,779	)(j)	(2,400)
Restructuring, acquisition-related and other costs	(113,713	)(k)	(48,541	)(l)
Amortization of intangible assets	(411,213)		(226,989)

	(724,613)		(393,037)

Operating income	724,613		393,573

Interest expense, net	5,355	(m)	6,348	(m)
(Gain) loss on extinguishment of debt	133		23,010
Gain (loss) on investments, net	—		(1,769)
Other income (expense), net including translation and exchange	—		—

Income before (recovery of) provision for income taxes	730,101		421,162

Provision for income taxes	20,709	(n)	38,497	(n)

Total Adjustments to Net income	$709,392		$382,665

Earnings per share:

Diluted:
Net income	$2.26		$1.15

Shares used in per share computation	314,514		332,130

(a)	See footnote (a) to Table 2a.

(b)	ASC 805, accounting for business combinations requires an inventory fair value step-up whose total impact for the six months ended June 30, 2012 is $43.4 million primarily relating to the acquisitions of iNova on December 21, 2011, Dermik on December 16, 2011 and Afexa on October 17, 2011. For the six months ended June 30, 2011 the impact of inventory fair value step-up is $46.2 million primarily relating to the merger of Legacy Valeant into Legacy Biovail and the acquisition of PharmaSwiss SA on March 10, 2011.

(c)	PP&E step-up/down represents the step-up/down to fair market value from Legacy Valeant’s original cost resulting from the merger of Legacy Valeant into Legacy Biovail and subsequent acquisitions.

(d)	Costs associated with Tech transfers of $4.5 million.

(e)	Cost of Alliances represents the divestiture of 5FU and IDP-111 resulting from the acquisition of Dermik, $50.9 million for the six months ended June 30, 2012 and the divestiture of Cloderm resulting from the Legacy Valeant into Legacy Biovail merger, $18.8 million for the six months ended June 30, 2011.

(f)	For the six months ended June 30, 2012 SG&A primarily includes $17.7 million of Stock-based compensation which reflects the amortization of the fair value step-up increment resulting from the Legacy Valeant into Legacy Biovail merger, acceleration of certain equity instruments and the expense associated with certain award modifications. For the six months ended June 30, 2011 SG&A primarily includes $39.4 million of Stock-based compensation which reflects the amortization of the fair value step-up increment resulting from the Legacy Valeant into Legacy Biovail merger.

(g)	SG&A includes loss on assets held for sale/impairment.

(h)	Net expenses from the changes in fair value of contingent consideration for the six months ended June 30, 2012 and 2011 of $17.6 million and $2.1 million, respectively.

(i)	Total Acquired IPR&D for the six months ended June 30, 2012 of $4.6 million primarily relates to the termination of an IPR&D program acquired from Ortho Dermatologics and for the six months ended June 30, 2011 of $4.0 million relates to the acquisition of the Canadian rights to Cholestagel ®.

(j)	For the six months ended June 30, 2012 Legal settlement costs of $56.8 million primarily relate to the litigation settlement and associated legal fees with respect to a class action antitrust complaint regarding Wellbutrin XL ®.

(k)	Restructuring, acquisition-related and other costs of $113.7 million represent costs related to the acquisitions of PharmaSwiss SA, Sanitas, Afexa, Ortho Dermatologics, Dermik, iNova, Probiotica, Eyetech, OraPharma, University Medical, Gerot Lannach and Pedinol. These include $21.4 million related to acquisition costs, $31.9 million related to employee severance costs, $21.4 million related to integration related consulting, duplicative labor, transition services, and other, $23.7 million related to facility closure costs, $11.2 million related to other, and $4.1 million related to non-personnel manufacturing integration costs.

(l)	Restructuring, acquisition-related and other costs of $48.5 million represent costs related to the merger of Legacy Valeant and Legacy Biovail and include $17.1 million related to facility closure costs, $15.4 million related to contract cancellation fees, consulting. legal and other costs, $9.3 million related to severance, $3.3 million related to manufacturing integration, and $3.4 million related to acquisition costs.

(m)	Non cash interest expense associated with amortization of deferred financing costs, debt discounts and ASC 470-20 (FSP APB 14-1) interest totals for the six months ended June 30, 2012 and June 30, 2011 $5.4 million and $6.3 million, respectively.

(n)	Total tax effect of non-GAAP pre-tax adjustments, resolution of uncertain tax positions and change in valuation allowance associated with deferred tax asset.

Valeant Pharmaceuticals International, Inc.

Reconciliation of GAAP Cost of Goods Sold to Non-GAAP Cost of Goods Sold - by Segment

For the Three and Six Months Ended June 30, 2012 and 2011

(In thousands)

3.1 Cost of goods sold (a)	Three Months Ended June 30,
	2012 as reported GAAP	% of product sales	2012 fair value step-up adjustment to inventory and Other non- GAAP (b)	2012 excluding fair value step-up adjustment to inventory and Other non-GAAP	% of product sales
U.S. Dermatology	$28,036	13%	$4,217	$23,819	11%
U.S. Neurology & Other	32,068	19%	1,939	30,129	18%
Canada/Australia (d)	30,867	26%	6,071	24,796	21%
Emerging Markets	106,544	43%	1,831	104,713	42%

Corporate/other	(231)		(74)	(157)

	$197,284	26%	$13,984	$183,300	24%

	Six Months Ended June 30,
	2012 as reported GAAP	% of product sales	2012 fair value step-up adjustment to inventory and Other non- GAAP (c)	2012 excluding fair value step-up adjustment to inventory and Other non-GAAP	% of product sales
U.S. Dermatology	$59,932	14%	$13,571	$46,361	11%
U.S. Neurology & Other	68,466	19%	5,565	62,901	18%
Canada/Australia (d)	78,976	33%	29,229	49,747	21%
Emerging Markets	219,351	45%	2,040	217,311	44%

Corporate/other	—		—	—

	$426,725	28%	$50,405	$376,320	25%

(a)	See footnote (a) to Table 2a.

(b)	U.S. Dermatology includes $3.6 million of fair value step-up adjustment to inventory and $0.6 million of tech transfer costs, U.S. Neurology and Other includes $1.3 million of tech transfer costs and $0.5 million of amortization. Canada/Australia includes $6.1 million of fair value step up adjustment to inventory, -$0.2 million PP&E step-down and $0.2 million of tech transfer costs. Emerging Markets includes $0.7 million of fair value step up adjustment to inventory, $0.1 million of PP&E step up and $0.9 million of tech transfer costs. Corporate includes a year to date reclass of stock base compensation step up to SG&A.

(c)	U.S. Dermatology includes $12.9 million of fair value step-up adjustment to inventory and $0.6 million of tech transfer costs, U.S. Neurology and Other includes $3.0 million of tech transfer costs and $2.6 million of amortization. Canada/Australia includes $29.7 million of fair value step up adjustment to inventory, -$0.7 million PP&E step-down and $0.2 million of tech transfer costs. Emerging Markets includes $0.8 million of fair value step up adjustment to inventory, $0.6 million of PP&E step up and $0.7 million of tech transfer costs.

(d)	Cost of Goods Sold excludes contract manufacturing costs currently reported in Cost of Services. Cost of Goods sold excluding fair value step-up adjustment to inventory and other non-gaap prior to the restatement of contract manufacturing costs to Cost of Services for the three months ended March 31, 2012 was $202,393.

Valeant Pharmaceuticals International, Inc.

Consolidated Balance Sheet and Other Data

(In thousands)

4.1 Cash	As of June 30, 2012	As of December 31, 2011
Cash and cash equivalents	$395,266	$164,111
Marketable securities	—	6,338

Total cash and marketable securities	$395,266	$170,449

Debt

Revolving credit facility	$—	$220,000
Term loan A facility	2,134,466	2,185,520
Term loan B facility	1,170,651	—
Senior notes	4,229,779	4,228,480
Convertible notes	16,279	17,011
Other	—	—

	7,551,175	6,651,011
Less: Current portion	(195,154)	(111,250)

	$7,356,021	$6,539,761

4.2 Summary of Cash Flow Statement	Three Months Ended June 30,
	2012	2011
Cash flow provided by (used in):
Net cash provided by (used in) operating activities (GAAP)	$254,602	$190,656
Restructuring and acquisition-related costs (c)	43,871	29,495
Payment of accrued legal settlements	1,752	2,000
Payment of Accreted Interest on Convertible Debt	—	2,712
Tax Benefit from Stock Options Exercised (a)	2,882	7,566
Working Capital change related to Business Development Activities	—	(20,200)
Non-Cash adjustments to Income Taxes Payable	—	13,730
Changes in working capital related to restructuring and acquisition-related costs(c)	4,379	(2,419)

Adjusted cash flow from operations (Non-GAAP) (b)	$307,486	$223,540

Proceeds from sale of intangible assets	—	36,000

Adjusted cash flow from operations (Non-GAAP) (b)	$307,486	$259,540

(a)	Includes stock option tax benefit which will reduce taxes in future periods.

(b)	See footnote (a) to Table 2a.

(c)	Total Restructuring and Acquisition-related costs cash payments of $48,250 are broken down as follows:

Project Type	Amount Paid
Manufacturing Integration (Various Deals)	10,601
Europe (PharmaSwiss, Sanitas, Gerot Lannach)	5,981
iNova	5,255
Dermik	5,076
Pele Nova	4,483
Ortho	3,318
Eyetech	2,865
OraPharma	2,110
Afexa	1,902
Pedinol	1,815
Intellectual Property Migration	1,099
Other (Atlantis, Probiotica, University Medical, Swiss Herbal)	3,746

Total	$48,250

Expense Type	Amount Paid
Acquisition Related Costs Paid to 3rd Parties	16,122
Severance Payments	13,477
Integration related consulting, duplicative labor, transition services, and other costs	11,513
Facility Closure Costs	2,123
Non-Personnel Manufacturing Integration Costs	1,904
Other costs	3,111

Total	$48,250

Valeant Pharmaceuticals International, Inc.

Organic Growth - by Segment

For the Three Months Ended June 30, 2012

(In thousands)

	For the Three Months Ended June 30,
										Organic growth
							(a)	(a)		(b)	(b)
	(1) QTD 2012	(2) Acq impact	(3) QTD Same store	(4) QTD 2011	(5) Pro Forma Adj	(6) Pro Forma 2011	(7) Currency impact Same store	(8) Currency impact Acq	(9) Divestitures / Discontinuations	Pro Forma (1)+(7)+(8)+(9) / (6)	Same store (3)+(7) / (4)-(9)
U.S. Dermatology	210.6	107.9	102.8	79.6	86.0	165.6	—	—	2.2	29%	33%
U.S. Neurology & Other	171.7	0.7	171.0	190.4	0.6	191.0	—	—	0.5	-10%	-10%
Canada/Australia	117.4	35.4	82.0	82.5	38.2	120.7	3.8	1.5	—	2%	4%
Emerging Markets - Central/Eastern Europe	150.9	48.4	102.5	112.8	48.8	161.6	18.9	9.3	4.7	14%	12%
Emerging Markets - Latin America	73.4	16.5	56.9	64.7	14.5	79.3	9.7	3.8	4.3	15%	10%
Emerging Markets - Southeast Asia/Africa	24.6	24.6	0.1	—	19.7	19.7	—	2.8	—	40%

Emerging Markets	249.0	89.5	159.5	177.6	83.0	260.5	28.6	16.0	9.1	16%	12%

Total product sales	748.7	233.4	515.3	530.0	207.7	737.8	32.4	17.5	11.8	10%	6%

Add: JV Revenue (c)	1.8	—	1.8	0.6	—	0.6	0.1	—	—	201%	201%

Total	750.6	233.4	517.1	530.7	207.7	738.4	32.5	17.5	11.8	10%	6%

Less: Neuro	171.7	0.7	171.0	190.4	0.6	191.0	—	—	—
Total product sales less Neuro	577.0	232.7	344.3	339.7	207.1	546.8	32.4	17.5	11.8	17%	15%

(a)	Note: Currency effect for constant currency sales is determined by comparing 2012 reported amounts adjusted to exclude currency impact, calculated using 2011 monthly average exchange rates, to the actual 2011 reported amounts. Constant currency sales is not a GAAP-defined measure of revenue growth. Constant currency sales as defined and presented by us may not be comparable to similar measures reported by other companies.

(b)	See footnote (a) to Table 2a.

(c)	Represents Valeant’s attributable portion of revenue from joint ventures (JV) not included in Consolidated Valeant revenues.